Exhibit 1.1
GEOVAX LABS, INC.

From Units Representing $5 Million (________ Units) to Units Representing $40 Million
(________ Units), Each Consisting of One Share of Common Stock and
One Five-Year Warrant to Purchase 0.20 Additional Shares of Common Stock
PLACEMENT AGENCY AGREEMENT
____________, 2010
Global Hunter Securities LLC
660 Newport Center Drive, Suite 950
Newport Beach, CA 92660
Dear Sir or Madam:
     GeoVax Labs, Inc., a Delaware corporation (the “Company”) proposes to issue and sell units (the “Company Units”), with each Company Unit consisting of one share of common stock (each, a “Company Share”), par value $0.001 per share (the “Common Stock”) and one five-year warrant to purchase 0.20 additional shares of Common Stock, a form of which is attached hereto as Exhibit A (each, a “Company Warrant”) to certain investors that are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) or “qualified institutional buyers” within the meaning of Rule 144A (collectively, the “Investors”). In addition, the Company together with Emory University, Donald G. Hildebrand and Harriet L. Robinson (collectively, the “Selling Stockholders”) propose to issue and sell units (the “Selling Stockholder Units,” and together with the Company Units, the “Units”), with each Selling Stockholder Unit consisting of one share of Common Stock held by the Selling Stockholders (each, a “Selling Stockholder Share” and together with the Company Shares, the “Shares”) and one five-year warrant to purchase 0.20 additional shares of Common Stock to be issued by the Company in the form of the Company Warrant (each, a “Selling Stockholder Unit Warrant,” and together with the Company Warrants, the “Warrants”), to the Investors. The Company and the Selling Stockholders desire to engage you as the placement agent (the “Placement Agent”) in connection with such issuance and sale of the Units (the “Offering”). The Units, Shares and Warrants are more fully described in the Registration Statement (as hereinafter defined). You, the Company and the Selling Stockholders agree that the first Units sold hereunder, representing an aggregate purchase price of up to $30 million, shall be Company Units and that no Selling Stockholder Units will be sold until Company Units representing an aggregate purchase price of $30 million have been sold. Thereafter, all Units sold will be Selling Stockholder Units sold on a pro-rata basis based on the number of shares being offered by each Selling Stockholder.
     The Company and the Selling Stockholders hereby confirm as follows their agreement with the Placement Agent.
     1. Agreement to Act as Placement Agent. On the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act as the Company and the Selling Stockholders’ exclusive placement agent in connection with the issuance and sale, on a minimum-maximum best efforts basis, by the Company and the Selling Stockholders of the Units to the Investors. The Placement Agent agrees to use its commercially reasonable best efforts to identify prospective Investors and assist the Company and Selling Stockholders in selling the Units in accordance with applicable federal and state laws. The Company shall pay to the Placement Agent six percent (6%) of the proceeds received by the Company from the sale of the Company Units. Each of the Selling Stockholders, severally and not jointly, shall pay to the Placement Agent six percent (6%) of the proceeds they receive from the sale of Selling Stockholder Units.
     2. Delivery and Payment.
     (a) Delivery of and Payment for Company Units. Prior to or at the Closing Date (defined below), each of the Investors will deposit an amount equal to the price per Unit as shown on the cover page of the Prospectus (as hereinafter defined) multiplied by the number of Units to be purchased by the Investor in an escrow account established, at the Company’s expense, for the benefit of the Investors (the “Escrow Account”) at American Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”). All Units sold until the aggregate purchase price of $30 million is received shall be Company Units, and the Units sold subsequently will be Selling Stockholder Units.
     (b) At 10:00 a.m., New York City time, on [___], 2010, or at such other time on such other date as may be agreed upon by the Company and the Placement Agent (such date is hereinafter referred to as the “Closing Date”), the Company shall deliver (i) the Company Shares, which delivery may be made through the facilities of the Depository Trust Company directly to the Investors, and (ii) the Company Warrants, which delivery shall be made through delivery of a duly executed Warrant, each in the name of the Investor to the Placement Agent for forwarding to the Investors, upon payment for the Units by the Investors. The closing (the “Closing”) shall take place at the office of Womble Carlyle Sandridge & Rice, PLLC, 271 17th Street, Suite 2400, Atlanta, Georgia 30363-1017. All actions taken at the Closing shall be deemed to have occurred simultaneously.
     (c) Delivery and Payment for Selling Stockholder Units. At the Closing Date, the Transfer Agent, who is also acting as Custodian for the Selling Stockholder Shares, shall deliver the Selling Stockholder Shares and the Company shall deliver the Selling Stockholder Warrants, which delivery shall be made through delivery of a duly executed Warrant, to the Investors upon payment therefor on behalf of the Investors. All actions taken at the Closing shall be deemed to have occurred simultaneously.
     (d) Form of Warrants and Shares. The Company Warrants and the certificates evidencing the Company Shares shall be in definitive form and shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company. The Selling Stockholder Warrants and the certificates evidencing the Selling Stockholder Shares shall be in definitive form and shall be registered in such names and in such denominations as the Placement Agent shall request, consistent with the Investor Subscription Agreement (defined below) by written notice to the Transfer Agent or the Company, as applicable. For the purpose of expediting the checking and packaging of certificates for the Company Units, the Company agrees to make the Company Warrants and certificates evidencing the Company Shares available for inspection at least 24 hours prior to delivery to the Investors. For the purpose of expediting the checking and packaging of certificates for the Selling Stockholder Units, the Company agrees to make the Selling Stockholder Warrants available for inspection at least 24 hours prior to delivery to the

Investors, and the Selling Stockholders agree to cause the Custodian to make the certificates evidencing the Selling Stockholder Shares available for inspection at least 24 hours prior to delivery to the Investors.
     3. Representations and Warranties of the Company. The Company represents and warrants and covenants to the Placement Agent that:
     (a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration No. 333-165828), which has become effective, relating to the Securities (defined below), under the Act, and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Commission promulgated thereunder. As used in this Agreement:
     (i) “Applicable Time” means 6:00 p.m. New York City time on the date of this Agreement;
     (ii) “Company Lock-Up Agreement” means that certain lock-up agreement executed by the Company dated April 13, 2010;
     (iii) “Custody Agreements” means those certain custody agreements duly executed and delivered by the Selling Stockholders, in the form heretofore furnished to the Placement Agent;
     (iv) “Effective Date” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Act in accordance with the Rules and Regulations;
     (v) “Investor Subscription Agreement” means the proposed subscription agreements to be executed by certain Investors, the Company, and the Selling Stockholders in order to consummate the sale of the Units, substantially in the form attached hereto as Exhibit B;
     (vi) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Units;
     (vii) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Units;
     (viii) “Pricing Disclosure Materials” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time;
     (ix) “Prospectus” means the final prospectus relating to the Units including any prospectus supplement thereto relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

     (x) “Registration Statement” includes and means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement;
     (xi) “Securities” means, collectively, the Units, the Shares, the Warrants and the Warrant Shares;
     (xii) “Selling Stockholder Lock-Up Agreement” means that certain form of lock-up agreement executed by each Selling Stockholder;
     (xiii) “Transaction Documents” means, collectively, this Agreement, the Company Lock-Up Agreement, the Warrants and the Investor Subscription Agreements; and
     (xiv) “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.
Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated or deemed to be incorporated by reference therein pursuant to Form S-1 under the Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated in such Registration Statement, Preliminary Prospectus or Prospectus by reference.
     (b) The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Units; provided no stop order of the Commission preventing or suspending the use of any Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission.
     (c) The Company was not at the time of the initial filing of the Registration Statement, has not been since the date of such filing, and will not be on the applicable Closing Date, an “ineligible issuer” (as defined in Rule 405 under the Act).
     (d) The Registration Statement, at the time it became effective, as of the date hereof, and at the Closing Date conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date in all material respects to the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, when filed with the Commission, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder.
     (e) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (f) The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Prospectus in reliance upon and in conformity with information concerning the Placement Agent and furnished in writing by the Placement Agent to the Company expressly for use in the Prospectus, as set forth in Section 9(b) hereof.
     (g) Neither the documents incorporated by reference in any Preliminary Prospectus nor the documents that will be incorporated into the Prospectus, when filed with the Commission, and any further documents filed and incorporated by reference therein contained or will contain, when filed with the Commission, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (h) The Pricing Disclosure Materials did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the price of the Units, number of Units to be sold, and disclosures directly relating thereto will be included on the cover page of the Prospectus; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Pricing Disclosure Materials in reliance upon and in conformity with information concerning the Placement Agent and furnished in writing by the Placement Agent to the Company expressly for use in the Pricing Disclosure Materials, as set forth in Section 9(a) hereof.
     (i) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Materials as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the price of the Units, number of Units to be sold, and disclosures directly relating thereto will be included on the cover page of the Prospectus.
     (j) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Placement Agent, except as set forth on

Schedule 1 hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
     (k) The Company is, and at the Closing Date will be, duly organized, validly existing and in good standing under the laws of Delaware. The Company has, and at the Closing Date will have, the requisite power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus). The Company is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on or affecting the business, prospects, properties, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”). Except as disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the articles or certificate of incorporation and of the bylaws of the Company and all amendments thereto have been delivered to the Placement Agent, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.
     (l) The Company’s only subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) are listed on Schedule 2 to this Agreement. Each Subsidiary has been duly organized or formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of formation or incorporation. Each Subsidiary is duly qualified and in good standing as a foreign corporation, limited liability company or limited partnership, as the case may be, in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not have a Material Adverse Effect. All of the equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned, directly or indirectly, by the Company are owned free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders’ agreement, voting trust other defect of title whatsoever.
     (m) The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as set forth in the Registration Statement, are not subject to any preemptive or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus as of the dates referred to therein. The description of the securities of the Company in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all respects. Except as set forth in the Registration Statement and the Prospectus and as contemplated herein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.
     (n) The Company has the requisite corporate power and authority to enter into the Transaction Documents and perform the transactions contemplated thereby. The Transaction Documents (other than the Investor Subscription Agreements, which have not yet been executed) have been (and upon execution and delivery by the Company and the Investor, the Investor Subscription Agreements will be) duly authorized and validly executed and delivered by the Company and are legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law, including by public policy, and (iv) except such as have been obtained, and such as may be required under state securities or Blue Sky Laws or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the OTC Bulletin Board or The Nasdaq Capital Market in connection with the purchase and distribution of the Units by the Placement Agent.
     (o) The issuance and sale of the Units, the Shares, the Warrants, when issued, and the Warrant Shares, when issued and paid for upon exercise of the Warrants, have been duly authorized by the Company, and the Company Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Units will not be subject to personal liability by reason of being such holders. The Units, the Shares and the Warrants, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus.
     (p) The consolidated financial statements and the related notes included in the Registration Statement and the Prospectus comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. No other financial statements or schedules of the Company any Subsidiary or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus.
     (q) Porter Keadle Moore LLP and Tripp, Chafin & Company, LLC (collectively, the “Accountants”), who have reported on such financial statements and schedules, are independent accountants with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight

Board (United States) and as required by the Act. The financial statements of the Company and the related notes and schedules included in the Registration Statement and the Prospectus have been prepared in conformity with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.
     (r) The Company is, and at the Closing Date will be, in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (s) Except as set forth in or otherwise contemplated by the Registration Statement (exclusive of any amendment thereof) or the Prospectus (exclusive of any supplement thereto), since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus and prior to Closing, (i) there has not been and will not have been any change in the capital stock of the Company or long-term debt of the Company or any Subsidiary (except pursuant to existing agreements and commitments previously disclosed to you) or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a Material Adverse Effect; (ii) neither the Company nor any Subsidiary has entered or will enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole, or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole, or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any Subsidiary has sustained or will sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.
     (t) The Company and its Subsidiaries have legal, valid and defensible title to all of their interests in all real and personal property owned by them, in each case free and clear of all mortgages, pledges, security interests, claims, liens, encumbrances, restrictions and defects of any kind, except (1) such as are described in the Registration Statement and the Prospectus or (2) those that do not materially affect or interfere with the use made and proposed to be made of such properties taken as a whole; and any property held under lease or sublease by the Company or any of its subsidiaries is held under valid, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties taken as a whole by the Company and its Subsidiaries or except such as are described in the Registration Statement and the Prospectus; and neither the Company nor any of its Subsidiaries has any notice or knowledge of any material claim of any sort that has been, or may be, asserted by anyone adverse to the Company’s or any of its Subsidiaries’ rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company’s or any of its Subsidiaries’ rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof. This subsection (t) does not apply to the Intellectual Property, which is addressed at subsection (gg) below.
     (u) The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (v) There are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company or any Subsidiary is a party or to which any property of the Company or any Subsidiary is the subject that, individually or in the aggregate, if determined adversely to the Company or such Subsidiary, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and to the Company’s knowledge, there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Act to be described in the Prospectus that are not so described.
     (w) The Company and each Subsidiary has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not have a Material Adverse Effect, (ii) complied, with all laws, regulations and orders applicable to either it or its business, except where the failure to so comply would not have a Material Adverse Effect, and (iii) performed all its obligations required to be performed, and is not, and at the Closing Date will not be, to the Company’s best knowledge, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected, except as otherwise set forth in the Registration Statement and the Prospectus and except where such default would not have a Material Adverse Effect, and, to the Company’s best knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder. The Company is not and its Subsidiaries are not in violation of any provision of their respective organizational or governing documents.
     (x) [Omitted]
     (y) Neither (i) the issuance, offering and sale of the Securities pursuant hereto, nor (ii) the compliance by the Company with the other provisions hereof require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, and such as may be required under state securities or Blue

Sky laws or the bylaws and rules of FINRA in connection with the purchase and distribution of the Units by the Placement Agent.
     (z) Neither the execution of the Transaction Documents, nor the issuance, offering or sale of the Securities, nor the consummation of any of the transactions contemplated herein or therein, nor the compliance by the Company with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any contract or other agreement to which the Company or its Subsidiaries may be bound or to which any of the property or assets of the Company or its Subsidiaries is subject, except such conflicts, breaches or defaults as may have been waived or could not reasonably be expected to result in a Material Adverse Effect; nor will such action result in any violation of the provisions of the organizational or governing documents of the Company or any Subsidiary, or any statute or any order, rule or regulation applicable to the Company or any Subsidiary or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or any Subsidiary.
     (aa) There is no document or contract of a character required by the SEC to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.
     (bb) The Company is familiar with, or has carefully read, the Registration Statement and, to the Company’s knowledge, none of the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or any certificate signed by the Company and delivered to the Placement Agent or its counsel, as of its date and while effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading.
     (cc) The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.
     (dd) The Common Stock is currently listed on the OTC Bulletin Board. At the Closing, the Common Stock shall be listed or approved for listing, with such listing to occur at the Closing or as soon as practicable thereafter, on The Nasdaq Capital Market. The Company has not, in the 12 months preceding the date hereof, received notice from the OTC Bulletin Board to the effect that the Company is not in compliance with the listing or maintenance requirements of the OTC Bulletin Board. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all listing and maintenance requirements of the OTC Bulletin Board or The Nasdaq Capital Market, as applicable.
     (ee) The Company is not involved in any material labor dispute nor is any such dispute known by the Company to be threatened.
     (ff) The business and operations of the Company have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance will not, individually or in the aggregate, have a Material Adverse Effect; and the Company has not received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).
     (gg) Except as disclosed in the Registration Statement, (i) the Company and each Subsidiary owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of its respective business as currently conducted (collectively, the “Intellectual Property”); and (ii) (a) to the Company’s knowledge, there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company or any Subsidiary for the products described in the Registration Statement that would preclude the Company or any Subsidiary from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or a Subsidiary; (b) to the Company’s knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary, which infringement would have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary, other than claims which would not reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary, other than non material actions, suits, proceedings and claims; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of any Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non material actions, suits, proceedings and claims.
     (hh) The Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against it or any Subsidiary which could have a Material Adverse Effect.
     (ii) On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid by the Company in connection with the sale and transfer of the Company Shares or Warrants to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.
     (jj) The Company and each Subsidiary maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for their respective businesses, including, but not limited to, insurance covering all real and personal property owned or leased by the Company or any Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.
     (kk) Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent or employee has directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, rebate, influence payment, kickback or other unlawful payment.
     (ll) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (mm) None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Units hereunder, or the proceeds received upon exercise of the Warrants, if any, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (nn) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Placement Agent has consented and any Issuer Free Writing Prospectus set forth on Schedule 1.
     (oo) Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.
     (pp) No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary, on the other, which is required by the Act to be disclosed in the Registration Statement and the Prospectus and is not so disclosed.
     (qq) No person has the right to require the Company to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or by reason of the issuance and sale of the Securities, except for rights which have been waived.
     (rr) The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission.
     (ss) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21 E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     4. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, represent and warrant and covenant to the Placement Agent and the Company that:

     (a) The Selling Stockholder has, and will have, at the Closing Date, good and valid title to the Selling Stockholder Shares to be sold by the Selling Stockholder, free of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Selling Stockholder Shares, and upon the delivery of and payment for such Selling Stockholder Shares pursuant to this Agreement, good and valid title thereto, free of any liens, security interests, encumbrances, charges or equitable or other claims, will be transferred to the Investors acquiring such Selling Stockholder Shares.
     (b) Certificates in negotiable form for the Selling Stockholder Shares to be sold by the Selling Stockholder hereunder have been placed in custody with the Transfer Agent, in its capacity as Custodian (the “Custodian”), for delivery pursuant to the terms of this Agreement, under a Power of Attorney and a Custody Agreement; and the Selling Stockholder Shares represented by the certificates so held in custody for the Selling Stockholder are subject to the interests, if any, of the Investors. This Agreement, the Custody Agreement and the Selling Stockholder Lock-Up Agreement have been duly authorized, executed and delivered by such Selling Stockholder, and are the valid and binding agreements of the Selling Stockholder, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and by general principles of equity, and except insofar as rights to indemnification and contribution contained herein may be limited by federal or state securities laws or related public policy.
     (c) The execution and delivery of this Agreement, the Custody Agreement, and the Selling Stockholder Lock-Up Agreement, the sale and delivery of the Selling Stockholder Shares to be sold by the Selling Stockholder and the consummation of the transactions contemplated herein and therein, and compliance by the Selling Stockholder with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Selling Stockholder Shares to be sold by the Selling Stockholder or any property or assets of the Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound, or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of its properties.
     (d) The Selling Stockholder has the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement, the Custody Agreement and the Selling Stockholder Lock-Up Agreement and to sell, transfer and deliver the Selling Stockholder Shares to be sold by such Selling Stockholder.
     (e) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in a violation of Section 5 of the Act or Regulation M under the Act or in stabilization or manipulation of the price of the Common Stock.

     (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Selling Stockholder Shares by the Placement Agent and such other approvals as have been obtained.
     (g) The information, if any, in the Registration Statement, any Preliminary Prospectus and the Prospectus that relates to the Selling Stockholder, and that has been furnished to the Company in writing by the Selling Stockholder expressly for use therein does not, and will not on the date of the execution of this Agreement or on the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     5. Agreements of the Company. The Company covenants and agrees with the Placement Agent as follows:
     (a) When the Registration Statement has become effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to the Placement Agent promptly following such filing.
     (b) The Company will use commercially reasonable efforts to keep the Registration Statement effective at all times during the period commencing on the effective date of the Registration Statement and continuing thereafter until the closing of the sale of the Units and for at least six months thereafter, and until such later date that either (i) all Warrants shall have either been exercised in full or terminated or (ii) in the opinion of counsel, an exemption from the registration requirements of applicable federal and state securities laws is available for the issuance of all Securities and the resale thereof (the “Registration Period”).1
     (c) The Company will not, during the Registration Period, file any amendment or supplement to the Registration Statement or the Prospectus, except as required by law, unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have reasonably and timely objected thereto in good faith.
     (d) The Company will notify the Placement Agent promptly, and will, if requested, confirm such notification in writing, (1) when any post-effective amendment to the Registration Statement becomes effective at any time during the Registration Period; (2) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectuses or for additional information at any time during the Registration Period; (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof, at any time during the Registration Period; (4) of becoming aware of the occurrence of any event during the Registration Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus

[1]	NOTE: The Registration Statement must be kept effective at all times until the Warrants are either exercised or expire.

untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agent promptly of all such filings.
     (e) If, at any time when a Prospectus relating to the Securities is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Placement Agent and, subject to Section 5(b) hereof, will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agent, without charge, such number of copies thereof as the Placement Agent may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agent, and the Placement Agent agrees to provide to each Investor, prior to the Closing, a copy of the Prospectus and any amendments or supplements thereto.
     (f) The Company will furnish to the Placement Agent and its counsel, without charge (i) one copy of the Registration Statement, including financial statements and schedules, and all exhibits thereto and (ii) so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Issuer Free Writing Prospectus, Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Placement Agent may reasonably request.
     (g) The Company will comply with all the undertakings contained in the Registration Statement.
     (h) The Company will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Placement Agent, which shall not be unreasonably withheld.

     (i) The Company will retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations.
     (j) Prior to the sale of the Units to the Investors, the Company will cooperate with the Placement Agent and its counsel in connection with the registration or qualification of the Securities for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agent may reasonably and timely request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.
     (k) The Company will apply the net proceeds from the offering and sale of the Units in substantially the manner set forth in the Prospectus under the caption “Use of Proceeds.”
     (l) The Company will take all actions necessary to ensure that the Shares and the Warrant Shares are listed or approved for listing on The Nasdaq Capital Market at the time of Closing, with such listing to occur at the Closing or as soon as practicable thereafter.
     (m) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of its Common Stock to facilitate the sale or resale of any of the Securities.
     (n) The Company shall comply with all of the terms and conditions set forth in the Company Lock-Up Agreement, including without limitation, the covenant that it shall not consent to any request by any other party subject to a lock-up agreement to permit the sale by such party of any shares of Common Stock.
     6. Agreement of the Placement Agent. The Placement Agent represents and warrants to and agrees with the Company that it shall not include any “issuer information” (as defined in Rule 433 under the Act) in any “free writing prospectus” (as defined in Rule 405 under the Act) used or referred to by the Placement Agent without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 6 shall not be deemed to include information prepared by the Placement Agent on the basis of or derived from issuer information.
     7. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, any Issuer Free Writing Prospectus, each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, including all fees, disbursements and other charges of counsel to the Company, (2) the preparation and delivery of the Warrants and the certificates representing the Shares, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectus, and all amendments and supplements to the Prospectus, as may be reasonably requested for use in connection with the direct placement of the Units, (4) the listing of the Common Stock on The Nasdaq Capital Market, (5) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(j), including the reasonable fees, disbursements and other charges of counsel to the Placement Agent in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (6) fees, disbursements and other charges of counsel to the Company, and (7) fees and disbursements of the Accountants incurred in delivering the Comfort Letters described in 9(g) of this Agreement. For the avoidance of doubt, the Selling Stockholders will not be liable for the payment of any of the costs and expenses incident to the performance of the obligations of the Company under this Agreement unless otherwise agreed by them. Subject to compliance with FINRA Rule 5110(f)(2)(D), in addition to the expenses set forth in this Section 7, the Company also agrees to reimburse the Placement Agent’s out-of-pocket accountable expenses actually incurred by the Placement Agent or persons associated with the Placement Agent (with supporting invoices/receipts) up to a maximum of $50,000. Such reimbursement shall be payable immediately upon (but only in the event of) the Closing. Placement Agent acknowledges the receipt of an advance of $25,000 against such expenses. In the event the Offering is terminated prior to Closing, such advance will be returned to the Company to the extent expenses have not actually been incurred by the Placement Agent.
     8. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder are subject to the following conditions:
     (a) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent did not object thereto in good faith on a timely basis, and the Placement Agent shall have received certificates of the Company, dated as of the Closing Date and signed by the President and Chief Executive Officer or the Chairman of the Board of Directors of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (i), (ii) and (iii).
     (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Placement Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Units to Investors at the public offering price.
     (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding is reasonably expected by management to have a Material Adverse Effect.
     (d) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.
     (e) The Placement Agent shall have received an opinion, dated as of the Closing Date, of Womble, Carlyle, Sandridge & Rice, as counsel to the Company, in form and substance reasonably satisfactory to the Placement Agent.
     (f) The Placement Agent shall have received a negative assurance letter, dated as of the Closing Date, of Stradling Yocca Carlson & Rauth, as counsel to the Placement Agent, in customary form.
     (g) At the Closing Date, each of Porter Keadle Moore LLP and Tripp, Chafin & Causey, LLC shall have furnished to the Placement Agent a letter, dated the date of its delivery (each, a “Comfort Letter”), addressed to the Placement Agent and in form and substance satisfactory to the Placement Agent, confirming that (i) they are independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations; (ii) in their opinion, the financial statements and any supplementary financial information included in the Registration Statement and examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations; (iii) on the basis of procedures, not constituting an examination in accordance with generally accepted auditing standards, set forth in detail in the Comfort Letter, a reading of the latest available interim financial statements of the Company, inspections of the minute books of the Company since the latest audited financial statements included in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in the Comfort Letter to a date not more than five days prior to the date of the Comfort Letter, nothing came to their attention that caused them to believe that: (A) as of a specified date not more than three days prior to the date of the Comfort Letter, there have been any changes in the capital stock of the Company or any increase in the long-term debt of the Company, or any decreases in net current assets or net assets or other items specified by the Placement

Agent, or any increases in any items specified by the Placement Agent, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in the Comfort Letter; and (B) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (A), there were any decreases in revenues or the total or per share amounts of net loss or other items specified by the Placement Agent, or any increases in any items specified by the Placement Agent, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Placement Agent, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in the Comfort Letter; and (iv) in addition to the examination referred to in their reports included in the Prospectus and the procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Placement Agent, which are derived from the general accounting, financial or other records of the Company, as the case may be, which appear in the Prospectus or in Part II of, or in exhibits or schedules to, the Registration Statement, and have compared such amounts, percentages and financial information with such accounting, financial and other records and have found them to be in agreement.
     (h) At the Closing Date, there shall be furnished to the Placement Agent a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Placement Agent to the effect that each signer has carefully examined the Registration Statement and that to each of such person’s knowledge:
     (i) (A) As of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Prospectus nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.
     (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.
     (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

     (iv) No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.
     (v) Subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Effect.
     (i) The Securities shall be qualified for sale, if required, in such states as the Placement Agent may reasonably and timely request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not now so subject.
     (j) The Company shall have furnished or caused to be furnished to the Placement Agent such certificates, in addition to those specifically mentioned herein, as the Placement Agent may have reasonably and timely requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agent.
     (k) The Shares and Warrant Shares shall have been approved for listing, subject to issuance, on The Nasdaq Capital Market.
     (l) Units representing an aggregate purchase price of at least $5 million shall have been issued and sold under the Registration Statement in connection with the Offering.
     9. Conditions of the Obligations of the Company and Selling Stockholders. The obligations of the Company and Selling Stockholders hereunder are subject to the following conditions:
     (a) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by any securities or other governmental authority (including, without limitation, the Commission) and (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities.
     (b) The Securities shall be qualified for sale, if required, in such states as the Placement Agent may reasonably and timely request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not now so subject.
     (c) The Shares and Warrant Shares shall have been approved for listing, subject to issuance, on The Nasdaq Capital Market.
     (d) Units representing an aggregate purchase price of at least $5 million shall have been issued and sold under the Registration Statement in connection with the Offering.
     10. Indemnification.
     (a) The Company shall indemnify and hold harmless the Placement Agent, the directors, officers, employees and agents of the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, (B) any Issuer Free Writing Prospectus or any amendment of supplement thereto, or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined under Rule 405 under the Act) used or referred to by the Placement Agent and (D) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or in any Permitted Issuer Information or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Units in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Application. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Placement Agent (which will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Placement Agent or any person who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Placement Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding.
     (b) Each of the Selling Stockholders, severally and not jointly, shall indemnify and hold harmless the Placement Agent, the directors, officers, employees and agents of the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement made by the Selling Stockholders in Section 4 of this Agreement. This indemnity agreement will be in addition to any liability which the Selling Stockholders may otherwise have. None of the Selling Stockholders will, without the prior written consent of the Placement Agent (which will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Placement Agent or any person who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Placement Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding. The indemnification obligation of each of the Selling Stockholders under this Section 9 shall not exceed the aggregate total net proceeds from the offering received by such Selling Stockholder.

     (c) The Placement Agent will indemnify and hold harmless the Company, the Selling Stockholders, each person, if any, who controls the Company or any of the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Placement Agent might otherwise have. The Company and the Selling Stockholders acknowledge that, for all purposes under this Agreement, the statements set forth under the heading “Plan of Distribution” in any Preliminary Prospectus and the Prospectus constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.
     (d) Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. Neither the Company not the Selling Stockholders will, without the prior written consent of the Placement Agent (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder (whether or not such Placement Agent or any person who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Placement Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).
     (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Selling Stockholders or the Placement Agent, the Company, the Selling Stockholders and the Placement Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Selling Stockholders from persons other than the Placement Agent such as persons who control the Company within the meaning of the Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company, the Selling Stockholders and the Placement Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Placement Agent on the other. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Company expenses) received by the Company and the Selling Stockholders as set forth in the table on the cover page of the Prospectus bear to the fee received by the Placement Agent hereunder. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Placement Agent on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders, or the Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 10(d) shall be deemed to include, for purpose of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(d), the Placement Agent shall not be required to contribute any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(d), any person who controls a party to this Agreement within the meaning of the Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).
     11. Termination. The obligations of the Placement Agent under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Placement Agent, without liability on the part of the Placement Agent to the Company if, prior to delivery and payment for the Units, in the sole judgment of the Placement Agent (i) trading in the Common Stock of the Company shall have been suspended by the Commission or by the OTC Bulletin Board or The Nasdaq Capital Market, as applicable, (ii) trading in securities generally on the OTC Bulletin Board or The Nasdaq Capital Market, as applicable, shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchanges, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchanges or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or (iv) any material adverse change in the financial or securities markets in the United States or any new outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Placement Agent, impracticable or inadvisable to market the Units on the terms and in the manner contemplated by the Prospectus.
     12. No Fiduciary Duty. The Company and the Selling Stockholders acknowledge and agree that in connection with the offering and sale of the Units or any other services the Placement Agent may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Placement Agent: (i) no fiduciary or agency relationship between the Company, the Selling Stockholders and any other person, on the one hand, and the Placement Agent, on the other, exists; (ii) the Placement Agent is not acting as an advisor, expert or otherwise, to the Company or the Selling Stockholders, including, without limitation, with respect to the determination of the offering price of the Units, and such relationship between the Company and the Selling

Stockholders, on the one hand, and the Placement Agent, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Placement Agent may have to the Company or the Selling Stockholders shall be limited to those duties and obligations specifically stated herein; and (iv) the Placement Agent and its affiliates may have interests that differ from those of the Company and the Selling Stockholders. The Company and the Selling Stockholders hereby waive any claims that the Company and the Selling Stockholders, respectively, may have against the Placement Agent with respect to any breach of fiduciary duty in connection with this offering.
     13. Third Party Beneficiaries. The parties acknowledge and agree that the Investors shall be third party beneficiaries to this Agreement.
     14. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows: (a) if to Emory University, at Administration Building, 201 Dowman Drive, Atlanta, Georgia 30322, (b) if to the Company or to the other Selling Stockholders, at the office of the Company, GeoVax Labs, Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia, 30080, Attention: Chief Executive Officer or (b) if to the Placement Agent, 400 Poydras Street, Suite 1501, New Orleans, Louisiana 70130, Attention: Gary Meringer.
     15. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Selling Stockholders and the Placement Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Selling Stockholders, the Placement Agent or any controlling person referred to in Section 10 hereof and (ii) delivery of and payment for the Units and the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 5, 6, and 10 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.
     16. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Selling Stockholders, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 10(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agent and any person or persons who control the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 10(b) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration

Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.
     17. Applicable Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Wilmington, Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington, Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
     18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     19. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter, including the engagement letter dated February 2, 2010 by and between the Company and the Placement Agent (the “Engagement Letter”), except Section 10 thereof; provided, however, the matters set out under “Indemnity” shall be superseded by this Agreement with respect to the transactions contemplated herein to the extent the indemnification provided in Section 10 of this Agreement would be enforceable with respect thereto. Notwithstanding anything to the contrary contained in the Engagement Letter, Section 5 thereof is hereby terminated and of no further force or effect.
[Signature Page Follows]

     Please confirm that the foregoing correctly sets forth the agreement between the Company, the Selling Stockholders and the Placement Agent.

Very truly yours,

“THE COMPANY”

GEOVAX LABS, INC.

By:
Name:	Mark Reynolds
Title:	Chief Financial Officer

“THE SELLING STOCKHOLDERS”

EMORY UNIVERSITY

By:

Name:

Title:	Attorney-in-Fact

DONALD G. HILDEBRAND

By:

Name:

Title:	Attorney-in-Fact

HARRIET L. ROBINSON

By:

Name:

Title:	Attorney-in-Fact
Confirmed as of the date first above mentioned:
“THE PLACEMENT AGENT”
GLOBAL HUNTER SECURITIES LLC

By:

Name:
Title:

SCHEDULE 1
FREE WRITING PROSPECTUS
None.

SCHEDULE 2
SUBSIDIARIES
GeoVax, Inc.

EXHIBIT A
FORM OF WARRANT

EXHIBIT B
FORM OF SUBSCRIPTION AGREEMENT

EXHIBIT C
FORM OF OPINION